UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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CHINA MARINE FOOD GROUP LIMITED

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CHINA MARINE FOOD GROUP LIMITED
Da Bao Industrial Zone, Shi Shi City
Fujian, China
362700

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of China Marine Food Group Limited:

The Annual Meeting of Shareholders of China Marine Food Group Limited, a Nevada corporation (the "Company"), will be held on Friday, November 18, 2011 at 3:00 P.M., China Standard Time, at the conference room of Da Bao Industrial Zone, Shi Shi, Fujian, China for the following purpose:

(1)	To Elect of Five Directors;
(2)	To Ratify the Company’s 2010 Stock Award Plan;
(3)	To hold an advisory vote on the Company’s executive compensation;
(4)	To hold an advisory vote on the frequency of future voting on the Company’s executive compensation;
(5)	To ratify the appointment of BDO China Li Xin Da Hua as the Company’s independent registered public accounting firm for the year 2011; and
(6)	To consider such other business as may properly come before the meeting.

This Annual Meeting is called as provided for by Nevada law and the Company's By-laws. Shareholders of record at the close of business on October 10, 2011 will be entitled to notice of and to vote at the meeting.

All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly by mail, fax or email. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

By Order of the Board of Directors

Pengfei Liu
Chairman

October 14, 2011

CHINA MARINE FOOD GROUP LIMITED
Da Bao Industrial Zone, Shishi City
Fujian, China
362700

PROXY STATEMENT
Annual Meeting of the Shareholders
November 18, 2011

General Information

The accompanying Proxy is solicited by the Board of Directors of China Marine Food Group Limited, a Nevada corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at the conference room of Da Bao Industrial Zone, Shi Shi, Fujian, China on November 18, 2011 at 3:00 P.M., China Standard Time. This Proxy Statement, the foregoing Notice, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and the enclosed Proxy will be mailed to the Company's shareholders on or about October 17, 2011.

Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Secretary of the Company, or by voting in person at the Meeting. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted in accordance with the recommendation of the Board of Directors on each proposal. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and Employees to solicit proxies personally or by telephone without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company’s shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

The Board of Directors knows of no other matters that are likely to be brought before the meeting other than those specified in the notice thereof. If any other matters properly come before the meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, executed proxies will be voted “FOR” the five nominees for the Board of Directors. “FOR” the approval of the Company’s 2010 Stock Award Plan, “FOR” approval of the Company’s executive compensation, “FOR” a nonbinding advisory vote every three years on the Company’s executive compensation, and, “FOR” the ratification of the appointment by the Audit Committee of the Board of Directors of BDO China Li Xin Da Hua as the Company’s independent registered public accounting firm for the year 2011.  With respect to proposal 1, Directors will be elected by a plurality of the votes cast.  With respect to proposal 2 (approval of the Company’s 2010 Stock Award Plan), proposal 3 (the advisory vote on the Company’s executive compensation) and proposal 5 (ratification of the appointment of the Company’s independent registered public accounting firm for the year 2011), the affirmative vote of the majority of the votes cast by persons entitled to vote is required.  With respect to proposal 4 (the advisory vote on the frequency of future voting on the Company’s executive compensation), the alternative receiving the greatest number of votes will be the frequency that stockholders are deemed to have approved.

All shares represented by valid proxies will be voted in accordance therewith at the Meeting. Each outstanding share of common stock is entitled to one vote and there is no cumulative voting. Abstentions and broker non-votes will be counted only for the purpose of determining whether a quorum is present. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 is being mailed simultaneously herewith and is electronically available to stockholders on the Internet by logging onto the Company’s website at www.china-marine.cn.

Cost of Solicitation

The Company is soliciting proxies on its own behalf and will bear the expenses of printing and mailing this proxy statement. The Company will also request persons, firms and corporations holding shares in their own names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Advice to Beneficial Owners of Certain Shares

Shareholders who do not hold their shares in their own name should note that only proxies from Shareholders whose names are registered as Shareholders on the records of the Company can submit the attached proxy or be recognized and vote at the Meeting. If a Shareholder's shares are registered under the name of a broker, financial institution or other agent, (a Beneficial Owner) then these shares can only be voted by the holding broker, financial institution or other agent. Such broker, financial institution or other agent are provided with sufficient copies of this Proxy Statement and the Annual Report to forward such materials to the Beneficial Owner. The broker, financial institution or other agent should provide the Beneficial Owner with instructions on how to submit the vote of their shares. In the event a Beneficial Owner wishes to attend and vote their shares at the Meeting, the Beneficial Owner must obtain a proxy from the broker, financial institution or other agent.

Shares Outstanding and Voting Rights

Only shareholders of record at the close of business on October 10, 2011 are entitled to notice of and to vote at the Meeting or any adjournment thereof. On October 10, 2011, the Company had outstanding 29,697,976 shares of Common Stock, $0.001 par value per share. According to the Company’s by-laws, one-third of the outstanding shares of the Company entitled to vote (9,899,325) represented in person or by proxy, shall constitute a quorum at the Meeting.  If less than said number of the outstanding shares entitled to vote is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following tables set forth information regarding beneficial ownership of 29,697,976 outstanding shares of common stock as of October 10, 2011 (i) by each person who is known to us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and does not necessarily bear on the economic incidents of ownership or the rights to transfer the shares described below. Unless otherwise indicated each stockholder has sole voting power and dispositive power with respect to the indicated shares.

Unless otherwise specified, the address of each of the persons set forth below is in care of Da Bao Industrial Zone, Shishi City, Fujian, China, 362700.

Title of Class	Name & Address of Beneficial Owner	Office, If Applicable	Amount and Nature of Beneficial Ownership		Percent of Class

Common Stock $0.001 par value	Pengfei Liu	CEO	12,182,037	(1)	41.0%
	Dabao Industrial Zone,
	Shishi City, Fujian
	Province, China

Common Stock $0.001 par value	Marco Hon Wai Ku	CFO	134,000	(1)	0.5%
	Dabao Industrial Zone,
	Shishi City, Fujian
	Province, China

Common Stock $0.001 par value	Weipeng Liu	Director	100,000	(1)	0.3%
	Dabao Industrial Zone,
	Shishi City, Fujian
	Province, China

Common Stock $0.001 par value	Jayhawk Private Equity- GP, LP (1)		2,805,016	(2)	9.4%
	5410 West 61st Place, Suite 100
	Mission, KS 66205

Common Stock $0.001 par value	TradeLink Securities, LLC		1,991,281		6.7%
	71 S. Wacker Dr Suite 1900
	Chicago, IL 60606

Common Stock $0.001 par value	All officers and directors as a group		12,416,037		41.8%

(1)
Certain shares of common stock will be fully vested on April 1, 2012 and subject to forfeiture if the owner ceases to be employed by the Company before becoming fully vested as follows: Pengfei Liu - 130,000 shares, Weipeng Liu - 100,000 shares and Marco Hon Wai Ku - 50,000 shares;

(2)
Jayhawk Private Equity GP, L.P. is the general partner of Jayhawk Private Equity Co-Invest Fund, L.P. Jayhawk Private Equity Co-Invest Fund, L.P. directly and indirectly owns the shares identified by this footnote in Table.

Additional Information Regarding the Board

Director Independence

The Board of Directors has affirmatively determined that each of the following three individuals, constituting a majority, meets the requirements of Director Independence under the rules of the NYSE/AMEX (“AMEX”): Xiaochuan Li, Changhu Xue and Honkau Wan. As part of the Board’s process in making such determination, each such Director provided confirmation that (a) all of the objective criteria for independence are satisfied and (b) each such Director has no other relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.

Board Leadership Structure

The Board of Directors has not separated the positions of Chairman of the Board and Chief Executive Officer of the Company.  Both positions are held by Mr. Liu.  The Board does not have a lead director. The Board believes that this structure has historically served the Company well and continues to do so, by facilitating communication between the Board and senior management of the Company as well as Board oversight of the Company’s business and affairs.

Board Role in Risk Oversight

The Board of Directors plays a significant role in providing oversight of the Company’s management of risk.  Senior management has responsibility for the management of risk and reports to the Board with respect to its ongoing enterprise risk management efforts.

Meetings

During 2010, the Board of Directors met four times. The Board’s standing independent committees consist of the Audit, Compensation and Corporate Governance and Nominating Committees. During 2010, the Audit, Compensation and Corporate Governance and Nominating Committees met four, one and one times, respectively.  In 2010, each Director attended at least 75% of the total number of meetings of the Board of Directors and any committees on which such Director served. All Directors will be present at the annual meeting of stockholders.

Audit Committee

The Audit Committee consists of Honkau Wan, Xiaochuan Li, and Changhu Xue. The Company’s Board of Directors has determined that all members of the Audit Committee meet the standards of independence required of Audit Committee members by applicable AMEX and United States Securities and Exchange Commission (the “SEC” or the “Commission”) rules and regulations. See “Director Independence” above.

The Board of Directors has determined that: (i) none of the members of the Audit Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; (ii) all of the members of the Audit Committee are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement; and (iii) Honkau Wan is an Audit Committee financial expert.

The Audit Committee operates under a formal written charter adopted by the Board of Directors that governs its duties and conduct. The charter is reviewed annually for appropriate revisions. Copies of the charter can be obtained free of charge by contacting the Company’s Secretary at the address appearing on the first page of this proxy statement.

The Company’s independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee met with the accounting firm and reviewed the latest annual report, fiscal year ended December 31, 2010. The Audit Committee meets with management and the Company’s independent registered public accounting firm before the filing of officers’ certifications with the SEC to receive information concerning, among other things, any significant deficiencies in the design or operation of internal control over financial reporting.

Corporate Governance & Nominating Committee

The Corporate Governance and Nominating Committee consists of Xiaochuan Li and Changhu Xue. All members of the Corporate Governance and Nominating Committee have been determined to meet AMEX’s standards for independence. See “Director Independence” above. The Corporate Governance and Nominating Committee operates under a formal written charter that governs its duties and standards of performance. The charter is reviewed annually for appropriate revisions. Copies of the charter can be obtained free of charge by contacting the Company’s Secretary at the address appearing on the first page of this proxy statement.

As part of its duties, the Corporate Governance and Nominating Committee is responsible for nominating directors and setting policies and procedures for the nomination of directors as well as overseeing the creation and implementation of the Company’s corporate governance policies and procedures. The Company does not have procedures by which security holders may recommend nominees to the Company’s Board of Directors.

To be considered for membership on the Board of Directors, a candidate should meet the following criteria, at a minimum: a solid education, extensive business, professional or academic experience, and the requisite reputation, character, skills and judgment, which, in the Corporate Governance and Nominating Committee’s view, have prepared him or her for dealing with the multifaceted financial, business and other issues that confront a Board of Directors of the Company. Pursuant to the above procedures, once the Corporate Governance and Nominating Committee has identified prospective nominees, background information will be solicited on the candidates, following which they will be investigated, interviewed and evaluated by the Corporate Governance and Nominating Committee, which will then report to the Board of Directors.

All the Director nominees named in this proxy statement met the Board of Directors’ criteria for membership and were recommended by the Corporate Governance and Nominating Committee for election by stockholders at this Annual Meeting.  All nominees for election at this Annual Meeting are current members of the Board standing for re-election.

Compensation Committee

The Compensation Committee consists of Xiaochuan Li and Changhu Xue. All members of the Compensation Committee have been determined to meet AMEX’s standards for independence. See “Director Independence” above. Further, each member is a “non-employee Director,” as defined under Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended, and an “outside Director” as defined in Treasury Regulations Section 1.162-27, promulgated under the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee operates under a formal written charter adopted by the Board of Directors that governs its duties and conduct. The charter is reviewed annually for appropriate revisions.

The Compensation Committee of the Board of Directors, working with the Company’s senior management, develops and implements the Company’s executive compensation policies based on the Company’s financial and operating performance and prospects, the level of compensation paid to similarly situated executives in comparably sized companies, and contributions made by the officers to our success. The Compensation Committee conducts its review of executive performance and compensation on an annual basis. Each of the named officers will be measured by a series of performance criteria. Such criteria will be set forth based on certain objective parameters such as job characteristics, required professionalism, management skills, interpersonal skills, related experience, personal performance and overall corporate performance.

The Company’s compensation program for executive officers and all other employees is designed such that it will not incentivize unnecessary risk-taking. The base salary component of the Company’s compensation program is a fixed amount and does not depend on performance. The Company’s cash incentive bonuses for Mr. Pengfei Liu and Mr. Weipeng Liu are based on a fixed formula based upon our PBT, where “PBT” refers to the audited combined profit from our operations and before income tax and before any dividend distribution (excluding non-recurring exceptional items and extraordinary items) and before minority interests for the relevant financial year. Incentive bonuses for other officers and employees take into account multiple metrics, thus diversifying the risk associated with any single performance metric, and the Company believes it does not incentivize executive officers to focus exclusively on short-term outcomes.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has ever been an officer or employee of the Company or of any of its subsidiaries or affiliates. None of the Company’s executive officers served as a director or member of the compensation committee (or other board committee performing similar functions) of any entity of which a member of the Company’s Compensation Committee was an executive officer, nor did any of the Company’s executive officers serve as a member of the compensation committee (or other board committee performing similar functions or, in the absence of such a committee, the entire board of directors) of any entity for which any of the Company’s Directors served as an executive officer.

Compensation Committee Report

The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 enclosed herewith.

Code of Ethics

The Company has adopted a Code of Ethics that includes provisions, portions of which are intended to meet the definition of a “code of ethics” under applicable SEC rules. The Company filed a copy of its Code of Ethics with the SEC that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as an exhibit to its annual report. A copy of the Code of Ethics can be obtained free of charge from the Company’s web site, www.china-marine.cn.

Compliance with Section 16(a) Securities Exchange Act of 1934 Beneficial Ownership Reporting

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and Directors and persons who own more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the copies of such forms received by the Company with respect to fiscal year 2010 or written representations from certain reporting persons during the year ended December 31, 2010, all Section 16(a) filing requirements applicable to the Directors, officers and greater than 10% stockholders were complied with by such persons.

Family Relationships

There are no family relationships among our officers, directors, persons nominated for such positions, or significant shareholders.

Executive Compensation

Compensation Discussion and Analysis

Background and Compensation Philosophy

Our Compensation Committee consists of Xiaochuan Li and Changhu Xue, both independent directors. The Compensation Committee and, prior to its establishment in June 2009, our Board of Directors determined the compensation to be paid to our executive officers based on our financial and operating performance and prospects, the level of compensation paid to similarly situated executives in comparably sized companies, such as China Green Agriculture, Inc., Zhongpin Inc., American Dairy, Inc., Converted Organics Inc. and Agfeed Industries Inc. and contributions made by the officers’ to our success. Each of the named officers will be measured by a series of performance criteria by the Board of Directors, or the compensation committee, on a yearly basis. Such criteria will be set forth based on certain objective parameters such as job characteristics, required professionalism, management skills, interpersonal skills, related experience, personal performance and overall corporate performance.

Our Board of Directors and Compensation Committee have not adopted or established a formal policy or procedure for determining the amount of compensation paid to our executive officers. The Compensation Committee makes an independent evaluation of appropriate compensation to key employees, with input from management. The Compensation Committee has oversight of executive compensation plans, policies and programs.

Our compensation program for our executive officers and all other employees is designed such that it will not incentivize unnecessary risk-taking. The base salary component of our compensation program is a fixed amount and does not depend on performance. Our cash incentive program takes into account multiple metrics, thus diversifying the risk associated with any single performance metric, and we believe it does not incentivize our executive officers to focus exclusively on short-term outcomes. Pursuant to their Service Agreements with the Company, Pengfei Liu and Weipeng Liu can receive a bonus based on the Company’s profitability before taxes (“PBT”). We first granted equity awards as incentive bonuses under our 2010 Stock Award Plan in April 2011. Our equity awards are subject to vesting to align the long-term interests of our executive officers with those of our stockholders.

Elements of Compensation

We provide our executive officers with a base salary and certain bonuses to compensate them for services rendered during the year. Our policy of compensating our executives with a cash salary has served us well. Because of our history of attracting and retaining executive talent, we do not believe it is necessary at this time to provide our executives equity incentives, or other benefits in order for us to continue to be successful, apart from the common stock award granted to Mr. Ku as described below.

Base Salary

The 2010 base salary for Mr. Pengfei Liu, Mr. Marco Ku and Mr. Weipeng Liu was about $142,000, $142,000 and $44,000, respectively. In 2009, the base salary paid to Mr. Pengfei Liu, Mr. Marco Ku and Mr. Weipeng Liu was approximately $140,000, $140,000 and $44,000, respectively. The base salary paid to Mr. Pengfei Liu, Mr. Shaobin Yang and Mr. Marco Ku during 2008 was approximately $138,000, $65,000 and $118,000, respectively. All such amounts were paid in cash. The value of base salary reflects each executive’s skill set and the market value of that skill set in the sole discretion of our Board of Directors and/or our executive officers. The compensation paid to our independent directors Xiaochuan Li, Changhu Xue, and Honkau Wan in 2010 are $9,100, $9,100, and $7,700, respectively.

Bonuses

Incentive bonuses for Mr. Pengfei Liu and Mr. Weipeng Liu are based on a fixed formula as more fully described below under “Bonuses and Deferred Compensation” and are based upon our PBT, where “PBT” refers to the audited combined profit from our operations and before income tax and before any dividend distribution (excluding non-recurring exceptional items and extraordinary items) and before minority interests for the relevant financial year. Since the PBT for the year ended December 31, 2010 was $25,989,079, Mr. Pengfei Liu and Mr. Weipeng Liu were eligible to receive a bonus for 2010 in an amount of approximately $264,000 and $50,000, respectively.

We have determined and provided our other executive officers with cash or equity bonuses at the end of each fiscal year. Our Compensation Committee reviews the necessity of such bonuses on a yearly basis based on our financial and operating performance and prospects, the level of compensation paid to similarly situated executives in comparably sized companies and contributions made by the officers’ to our success.

Equity Incentives

In December 2010, the Board of Directors approved the 2010 Stock Award Plan (the "Plan") covering 2,800,000 shares. The Company is submitting the plan for shareholder approval at this annual meeting of shareholders to be convened in 2011. The shares underlying the Plan were subsequently registered pursuant to a form S-8 under the Securities Act. A summary of the plan can be found below under “Ratification and Approval for our 2010 Stock Award Plan.”

The Plan is intended to benefit the stockholders of the Company by providing a means to attract, retain and reward individuals who can and do contribute to the longer-term financial success of the Company.  Further, the recipients of stock-based awards under the Plan should identify their success with that of the company's shareholders and therefore will be encouraged to increase their proprietary interest in the Company. The Compensation Committee administers the Plan.

On April 1, 2011, the Company granted compensatory stock awards totaling 700,000 common shares, under the terms of the Plan to certain of its officers, directors and employees.  These stock awards vested in full on the date of the grant but are subject to forfeiture in full if the grantee ceases to be employed by the Company for any reason within one year from the date of the grant, pursuant to stock award agreements between the Company and grantees dated April 1, 2011. The stock awards were approved by the Compensation Committee on March 31, 2011, on the basis that the Company seeks to align the long-term interests of the employees with those of shareholders and the long-term success of the Company. The Committee considered several factors, including the recognition that it had not previously authorized stock awards to employees or directors, the employees’ length of service to the Company and the Company's historical financial and operational performance.

The stock awards were granted to the following directors and officers; Mr. Pengfei Liu, Chief Executive Officer and Chairman of the Board, was granted 130,000 shares of common stock; Mr. Weipeng Liu, a Director who is also our Facilities and Procurement Manager with responsibility for overseeing the construction, operation and maintenance of our equipment and production facilities, was granted 100,000 shares of common stock; Mr. Hon Wai Ku, Chief Financial Officer of the Company, was granted 50,000 shares of common stock. The balance of the shares issued were given to directors of sales and marketing for Mingxiang® foods and Hi-Power beverages,  production and quality control managers at both locations and certain employees.

We awarded 30,000 shares to Mr. Ku in fiscal year 2010 pursuant to his employment agreement upon the completion of his third year’s service for the Company.

Option Grants in the Last Fiscal Year

We did not grant any options or stock appreciation rights to our named executive officers or directors in the fiscal year 2010. As of December 31, 2010, none of our executive officers or directors owned any of our derivative securities.

Retirement Benefits

Our executive officers are not presently entitled to company-sponsored retirement benefits.

Perquisites

We have not provided our executive officers with any material perquisites and other personal benefits and, therefore, we do not view perquisites as a significant or necessary element of our executive’s compensation.

Deferred Compensation

We do not provide our executives the opportunity to defer receipt of annual compensation.

The following table sets forth information for the period indicated with respect to the persons who served as our CEO, CFO and other most highly compensated executive officers who served on our Board of Directors.

SUMMARY COMPENSATION TABLE
Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Pengfei Liu, CEO	2008	138,000	98,000	-	-	-	-	-	236,000
	2009	140,000	131,000	-	-	-	-	-	271,000
	2010	142,000	264,000	-	-	-	-	-	406,000

Shaobin Yang, Deputy CEO (1)	2008	65,000	33,000	-	-	-	-	-	98,000

Marco Hon Wai Ku, CFO	2008	118,000	-	34,000	-	-	-	-	152,000
	2009	140,000	-	105,000	-	-	-	-	245,000
	2010	142,000	-	143,100	-	-	-	-	285,100

Weipeng Liu, Director	2008	43,000	20,000	-	-	-	-	-	63,000
	2009	44,000	27,000	-	-	-	-	-	71,000
	2010	44,000	50,000	-	-	-	-	-	94,000

(1)   Mr. Yang resigned from the Company on December 28, 2008.

Summary of Key Employment Agreements

Service Agreements with Directors and Executive Officers

On November 17, 2007, we entered into separate service agreements (“Service Agreements”) with our executive directors, namely, Pengfei Liu, Shaobin Yang and Weipeng Liu, on substantially similar terms.  The Service Agreements were for initial three year terms, which were renewed through December 31, 2013. Each of the Service Agreements may be terminated if any of the executive directors commits a breach of his Service Agreement, such as being convicted of any offence involving fraud or dishonesty or being adjudicated bankrupt. There are no benefits payable to an executive director upon termination of his Service Agreement. The Service Agreement covers the terms of employment, such as salary and bonus.

We also have entered into a service agreement with Marco Hon Wai Ku who joined the Company as our chief financial officer in July 2007. The compensation and benefits for Mr. Ku is reviewed by the Compensation Committee on an annual basis. The service agreement may be terminated by either party giving not less than two months’ notice in writing to the other and may also be terminated if Mr. Ku commits a breach of the agreement, such as being convicted of any offence involving fraud or dishonesty or being adjudicated bankrupt. The service agreement covers the terms of employment, such as salary and bonus. Under the service agreement, Mr. Ku has also agreed not to enter into businesses that will compete with us for a period of six months after the termination of the service agreement. Mr. Ku is paid annual cash compensation, including his travel and housing allowance, of approximately $142,000, and received a common stock award of 30,000 shares in 2010 upon the completion of his third year’s service for the Company.

Bonuses and Deferred Compensation

Pursuant to the Service Agreements, we will pay to each of Pengfei Liu and Weipeng Liu an incentive bonus based on our PBT.

The amount of incentive bonus that Pengfei Liu is expected to receive in each fiscal year will be determined as follows:

PBT	Rate of Incentive Bonus
Pengfei Liu
Where the PBT is between US $ 11,801,499 and US $ 14,751,873	0.75% of the PBT

Where the PBT is US $ 14,751,873 or more but not more than US $ 17,702,248	0.75% of the PBT for the first US $ 14,751,873 of PBT; and 1.0% on the amount over US $ 14,751,873

Where the PBT is US $ 17,702,248 and above	0.75% of the PBT for the first US $ 14,751,873 of PBT; 1.0% on the US $ 2,950,375 after the first US $ 14,751,873 of PBT; and 1.5% on the amount over US $ 17,702,248

The amount of incentive bonus that Weipeng Liu is expected to receive in each fiscal year will be determined as follows:

PBT	Rate of Incentive Bonus
Weipeng Liu
Where the PBT is between US $ 11,801,499 and US $ 14,751,873	0.15% of the PBT

Where the PBT is above US $ 14,751,873	0.15% of the PBT for the first US $ 14,751,873 of PBT; and 0.25% on the amount over US $ 14,751,873

The incentive bonuses will be paid in the first quarter of the year following the year of assessment. The first assessment year for incentive bonuses was 2008.

This particular performance metric was chosen by the Board of Directors because they believed that such scheme would help in measuring the rewards provided to the senior executives and the directors in an open, fair, and measurable manner given the bonuses were tied in with the performance of the group. A progressive basis was selected because the senior executives and the directors could be highly motivated under the said scheme and we believe this should improve long-term stockholder value over time. This particular performance metric was arbitrarily determined by the Board of Directors after considering our historical business performance and the expected returns which could be possibly achieved if the business strategies and development plans could be implemented and well managed by the management. This performance metric will be consistently reviewed by the Compensation Committee.

We do not have any deferred compensation or retirement plans.

Director Compensation

We also have entered into Independent Director Agreements (the “Agreements”) with Xiaochuan Li, Changhu Xue and Honkau Wan (“Director” or “Directors”). The Agreements shall terminate on the date of the Director’s removal or resignation with each 12-month period ending on the anniversary date of the Director’s appointment constituting a Service Year. Compensation for Xiaochuan Li and Changhu Xue is RMB60, 000 and Honkau Wan is HK$60,000 per Service Year, respectively. Further, the Company reimburses the Directors for expenses incurred in good faith in the performance of the Director’s duties for the Company.

The following table sets forth the total compensation paid to each independent Board member in 2010:

Director Compensation For 2010

	Fees Earned
	or paid		Stock
Name	in Cash		Awards	Total
Xiaochuan Li	$9,102	(1)	$0	$9,102
Changhu Xue	$9,102	(1)	$0	$9,102
Honkau Wan	$7,692	(2)	$0	$7,692
TOTAL				$25,896

(1)  This amount is based on the exchange rate as of December 31, 2010 of US$1 equal to RMB6.5918.

(2)  This amount is based on the exchange rate of US$1 equal to HK$7.80.

Except as disclosed herein, we have no other existing or proposed service agreement with any of our directors.

INDEMNIFICATION OF DIRECTORS AND EXECUTIVE OFFICERS

Our Articles of Incorporation provide for the indemnification of our present and prior directors and officers or any person who may have served at our request as a director or officer of another corporation in which we own shares of capital stock or of which we are a creditor, against expenses actually and necessarily incurred by them in connection with the defense of any actions, suits or proceedings in which they, or any of them, are made parties, or a party, by reason of being or having been director(s) or officer(s) of us or of such other corporation, in the absence of negligence or misconduct in the performance of their duties. This indemnification policy could result in substantial expenditure by us, which we may be unable to recoup.

Insofar as indemnification by us for liabilities arising under the Securities Exchange Act of 1934 may be permitted to our directors, officers and controlling persons pursuant to provisions of the Amended Articles of Incorporation and Bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us is in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

There is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

1. ELECTION OF DIRECTORS

The Board of Directors has nominated the five persons named below to hold office until their successors have been duly elected and qualified. The Company believes that each nominee named below will be able to serve. However, should any such nominee not be able to serve as a Director, the persons named in the proxies have advised the Company that they will vote for the election of such substitute nominee as the Board of Directors may propose.

Nominees for Director

Directors hold office in accordance with the by-laws of the Company. Officers are elected by and serve at the discretion of the Board of Directors. The following are the names of each nominee for Director, indicating all positions and offices with the Company presently held by them for the period during which they have served as such:

Name	Age	Position

Pengfei Liu	55	CEO, Secretary and Director

Weipeng Liu	34	Director

Xiaochuan Li	66	Independent Director

Changhu Xue	46	Independent Director

Honkau Wan	37	Independent Director

The names of the nominees, their principal occupation, length of service as Directors of the Company and certain other biographical information are set forth below:

Business Experience of Nominees

Pengfei Liu has served as the CEO and Secretary and as a Director of China Marine Food Group Limited since November 2007. He is the founder of our Company, and has been spearheading the expansion and growth of our Company. Mr. Liu is responsible for our operations, marketing, public relations, strategic planning and development of new products and markets and overall running of our Company.

From 1975 to 1981, Mr. Liu served as a seaman with the Zhejiang East Ocean Navy. From 1981 to 1993, he worked as a trader in seafood. In 1994, Mr. Liu established Mingxiang and has been employed full time as its Chief Executive Officer ever since. In October 2003, Mr. Liu was elected as member of the executive committee of the China Aquatic Products Processing and Marketing Association (CAPPMA). In December 2003, Mr. Liu was appointed committee member of the Shishi Committee (Fujian Province) of the Chinese People’s Political Consultative Conference. In January 2005, Mr. Liu was elected vice-chairman of the executive committee of Quanzhou Food Products Industry Association. In December 2005, Mr. Liu was appointed as a member of the executive committee of the China Chamber of International Commerce, Shishi Chamber of Commerce. In August 2006, Mr. Liu was appointed executive member of the general meeting of the Fujian Aquatic Products Processing and Marketing Association (FAPPMA). Mr. Liu is not a member of the board of directors for any other public company or any investment company, neither has he been a member of the board of directors for such companies for the past five years.

 The Board of Directors believes that Mr. Liu has the experience, qualifications, attributes and skills necessary to serve on the Board because of his over 30 years of experience in the seafood industry, his having provided leadership and strategic direction to the Company as its founder and his unparalleled knowledge of the Company and its business.

Weipeng Liu has served as a Director of the Company since November 2007. Mr. Liu oversees the construction, operation and maintenance of our equipment and production facilities in the capacity of Manager of Operations, a position he has held since 1997. In 1997, Mr. Liu joined our Company as Mingxiang and Rixiang’s facilities manager. He was appointed to serve as a director of Rixiang in October 2006.   Mr. Liu graduated with a degree in mechanical design and manufacturing and automation from Fuzhou University in 1997. Mr. Liu is not a member of the board of directors of any other public company or any investment company, neither has he been a member of the board of directors for such companies for the past five years.

The Board of Directors believes that Mr. Liu has the experience, qualifications, attributes and skills necessary to serve on the Board because of his over 10 years of experience with the Company and his knowledge of our equipment and production facilities.

Xiaochuan Li has served as an independent Director of the Company since October 2008. Mr. Li has been the Director of the Division for Test of the Safety and Quality of Aquatic Products in the Yellow Sea Fisheries Research Institute of the Chinese Academy of Fishery Sciences since 1978, where he is responsible for the marine products processing technology research and carrying out coordination in terms of both quality and quantity examination and formulating related standards. From 1987 to 2005, Mr. Li was also the Center Director of the National Center for Quality Supervision and Test of Aquatic Products. During his tenure, Mr. Li was responsible for overseeing the daily operation of the laboratory and inspection center. Mr. Li is not a member of the board of directors of any other public company or any investment company, neither has he been a member of the board of directors for such companies for the past five years.

The Board of Directors believes that Mr. Li has the experience, qualifications, attributes and skills necessary to serve on the Board because of his over 30 years of experience with the seafood industry, his management skills as the Director of the Division for Test of the Safety and Quality of Aquatic Products in the Yellow Sea Fisheries Research Institute of the Chinese Academy of Fishery Sciences and for his experience in testing and quality control of seafood products.

Changhu Xue has served as an independent Director of the Company since October 2008. Since 1990, Mr. Xue has been a professor of Aquatic Product Processing and Preserving Engineering at the Ocean University of China. Mr. Xue is a Council Member of China Society of Fisheries and the Chairman of the Fish Processing and Comprehensive Utilization Sub-committee of the China Society of Fisheries. He is also the Chief Secretary of the Steering Committee for Light Industry and Food Education in the Ministry of Education for the People’s Republic of China. Mr. Xue’s major focus of research has been in aquatic product processing and fisheries chemistry. Mr. Xue has completed over 20 state and provincial research projects including the research schemes in the National Natural Science Foundation of China and has published over 100 papers and articles in academic journals. In 1990, Mr. Xue was the first recipient of a doctoral degree in Agriculture and Aquatic Products in China. Mr. Xue has obtained 8 patent certificates and 2 technological achievements awarded by the provincial authority. Mr. Xue is not a member of the board of directors of any other public company or any investment company, neither has he been a member of the board of directors for such companies for the past five years.

The Board of Directors believes that Mr. Xue has the experience, qualifications, attributes and skills necessary to serve on the Board because of his extensive academic knowledge of the seafood industry and research accomplishments.

Honkau Wan has served as an independent Director of the Company since October 2008. Mr. Wan has practiced as a certified public accountant (“CPA”) since 2003. His firm provides professional auditing, consultancy and secretarial services to his clients on a variety of industries. From 2000 to 2002, Mr. Wan served in a multi-national company as an internal auditor, where he participated in evaluating the internal control systems of the group companies and made recommendations to the management. The multi-national company was involved in the following industries: financial institutions, property development, airline and security broker in Hong Kong, China, United States and other Asia Pacific countries. From 1996 to 1999, Mr. Wan was with KPMG auditing financial institutions. Mr. Wan received a BBA in Accounting, with Honors, from the Hong Kong Polytechnic University in 1996. Mr. Wan is not a member of the board of directors of any other public company or any investment company, neither has he been a member of the board of directors for such companies for the past five years.

The Board of Directors believes that Mr. Wan has the experience, qualifications, attributes and skills necessary to serve on the Board because of his over 15 years of relevant experience in finance and accounting.

The Board of Directors recommends a vote “FOR” this proposal

2. RATIFICATION AND APPROVAL OF OUR 2010 STOCK AWARD PLAN

On December 14, 2010, the Board adopted the China Marine Food Group Limited 2010 Stock Award Plan, which we refer to as the Plan. The following summary of the material features of the Plan is qualified in its entirety by reference to the Plan, a copy of which is attached as Appendix A. Unless otherwise defined, capitalized terms in this summary have the same meanings as provided in the Plan.

Summary of the Plan

Purpose. This Plan is intended to benefit the stockholders of the Company by providing a means to attract, retain and reward individuals who can and do contribute to the longer-term financial success of the Company.  Further, the recipients of stock-based awards under the Plan should identify their success with that of the company's shareholders and therefore will be encouraged to increase their proprietary interest in the Company.

The Plan provides for the granting of non-qualified stock options, incentive stock options (within the meaning of Section 422 of the Code), stock appreciation rights ("SARs"), stock award and stock unit awards, performance shares and other cash or share-based awards. In the event of any merger, reorganization, recapitalization, stock split, stock dividend, or other change in corporate structure that affects our common stock, an adjustment may be made to the (a) maximum number of shares available for grants under the plan and/or kind of shares that may be delivered under the plan, (b) the individual award limits under the plan and (c) number, kind and/or price of shares subject to outstanding awards granted under the plan, by the Compensation Committee (the “Committee”) or the Board of Directors, to prevent dilution or enlargement of rights. Shares of stock covered by an award under the plan that is cancelled, expired, forfeited or settled in cash will again be available for issuance in connection with future grants of awards under the plan.

Administration. The Plan may be administered by the Committee appointed by the Board of Directors. The Plan is currently being administered by the Committee. The Committee has the exclusive authority to determine all matters relating to awards under the Plan, including the selection of individuals to be granted awards, the type of awards, the number of shares of Common Stock subject to an award and specific terms and conditions of all awards granted under the Plan. The Committee has discretion to interpret the Plan and may adopt and change rules and regulations of general application for the Plan’s administration. The Committee may also delegate administrative duties to the Company’s officers.

Eligibility. All Employees of the Company, including Employees who are officers or members of the Board, and Non-Employee Directors, and Key Advisors shall be eligible to participate in the Plan.  The Committee shall select the Eligible Individuals to receive grants and shall determine the number of shares of Company Stock subject to a particular grant in such manner as the Committee determines.

Maximum Number of Shares Available. Subject to adjustment as described below, the maximum aggregate number of shares of Common Stock that may be issued under the Plan is 2,800,000 shares. The number of shares available under the Plan is subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events which change the number or kind of shares outstanding.

Awards. The Plan provides for the grant of stock options, stock appreciation rights, stock awards, cash awards. These awards may be granted in such amounts and subject to such terms and conditions as determined by the Committee or Board of Directors. Holders of restricted stock may generally exercise full voting rights and may be credited with regular dividends paid with respect to the underlying shares while they are so held; however, stock dividends or other non-cash distributions made with respect to restricted stock awards generally will be subject to the same restrictions as the restricted stock award. Generally, after the last day of the applicable period of restriction, the shares become freely transferable.

Performance Shares. The Committee may grant performance shares pursuant to the Plan to Eligible Individuals.  The Committee or Board of Directors must determine the performance objectives for grants of performance shares and the range of the number of shares to be paid to an employee if the relevant measure of performance is met within the performance period. Recipients of stock units and performance shares may receive dividend equivalents with respect to their awards if the Committee grants an award as a Performance Shares, the right to receive payment of such award, will be conditional upon the achievement of performance goals established by the Committee in writing at the time such Performance Shares are granted. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment during the applicable Performance Period, Performance Shares for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares.

Stock units and performance shares are conditional grants of a right to receive a specified number of shares of common stock or an equivalent amount of cash (or a combination of shares and cash) if certain conditions are met. Each restricted stock unit and performance share must have an initial value equal to the fair market value of a share on the date of grant. Stock units may have conditions relating to continued service or employment only or continued employment or service and attainment of performance goals, as determined by the Committee or Board of Directors. Performance shares may be granted based on a performance period of one or more years or other periods, as determined by the Committee or Board of Directors.

Incentive Stock Options. Options granted under the plan may be "incentive stock options", as defined in Section 422 of the Code, or "nonqualified stock options" which are stock options that do not qualify as incentive stock options. An incentive stock option must expire within ten years from the date it is granted (five years in the case of options granted to holders of more than 10% of the total combined voting power of all classes of our stock and the stock of our subsidiaries). The exercise price of an incentive stock option, qualified or non-qualified, must be at least equal to 120% of the fair market value on the date such incentive stock option is granted. Subject to such restrictions as the Committee or Board of Directors may impose, the exercise price of options granted under the plan may be paid (i) in cash or its equivalent, (ii) by delivery, or attesting to the ownership, of previously-acquired shares of our common stock, (iii) pursuant to a cashless exercise program, (iv) by such other methods as the Committee or Board of Directors may permit or (v) by any combination of (i), (ii), (iii) and (iv). As of the date of this prospectus, no non-qualified stock options had been granted under the plan.

Except as may otherwise be permitted by the Code, the Committee shall not grant to an Eligible Individual incentive stock options, that, in the aggregate, are first exercisable during any one calendar year to the extent that the aggregate fair market value of the Common Stock, at the time the incentive stock options are granted, exceeds $100,000.  To the extent such options exceed the $100,000 limit, they will be treated as non-qualified options.  The maximum number of shares to be issued shall be equal to the aggregate dollar value of the options that are issued divided by the exercise price.

Restricted Stock Awards. The Committee or Board of Directors may grant a Stock Award, in the form of Shares or of a right to receive Shares (or their cash equivalent or a combination of both) in the future. Except in cases of certain terminations of employment or an extraordinary event, each stock award shall be earned and vest and be transferable under such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance goals.

SARs. The Committee or Board of Directors may grant a SAR in connection with all or any portion of an option grant as well as independent of any option grant. A SAR entitles the participant to receive the amount by which the aggregate market price at the time of exercise of a specified number of shares over the aggregate exercise price of the stock appreciation right being exercised. The excess amount will be payable in common stock, in cash, or in a combination of shares and cash.

Other Awards. Subject to the terms of the plan, the Committee or Board of Directors may grant other awards such as deferred share, share or cash awards based on attainment of performance or other goals or shares in lieu of cash under other incentive or bonus programs. Payment under such awards may be made in such manner and at such times as the Committee or Board of Directors may determine.

Change of Control.  Except as otherwise provided in a participant's award agreement, upon the occurrence of a change in control of the company, then the amount of shares that will vest shall be determined by the Committee.  In the event a recipient’s employment or service with the Company is terminated by the Company following a change in control, each award held by the recipient that was exercisable as of the date of termination of his employment or service shall remain exercisable for a period ending not before the earlier of the first anniversary of the termination of the recipient’s employment or service or the expiration of the stated term of the award.

Transferability. No Award (except for vested Shares) granted hereunder shall be transferable by the Eligible Individual to whom granted except by will or the laws of descent and distribution, and an Award may be exercised during the lifetime of such Eligible Individual only by the Eligible Individual or his or her guardian or legal representative.  The terms of such Award shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Eligible Individual.

Termination of, or Amendments to, the Plan. The Board of Directors may amend this Plan as it deems necessary and appropriate to better achieve the Plan's purpose provided, however, that: (i) the Share and other Award limitations cannot be increased and (ii) the minimum stock option and stock appreciation right exercise prices cannot be changed unless such a plan amendment is properly approved by the Company's stockholders. The Board may suspend or terminate this Plan at any time. Any such suspension or termination shall not of itself impair any outstanding award granted under the Plan or the applicable participant's rights regarding such award. Any such suspension or termination shall not of itself impair any outstanding award granted under the Plan or the applicable participant's rights regarding such award

New Plan Benefits

The following table sets forth the number of outstanding stock awards that were granted to the individuals in the following groups in April 2011 under the Company’s 2010 Stock Award Plan:

NEW PLAN BENEFITS
2010 Stock Award Plan

Name and Position	Dollar Value ($)(1)	Number of Shares
Liu Pengfei, Chairman, CEO and Director	$491,400	130,000
Ku Hon Wai, CFO	$189,000	50,000
Liu Weipeng, Director, Facilities and Procurement Manager	$378,000	100,000
Executive Group (3 Individuals)	$1,058,400	280,000
Non-Executive Director Group (3 Individuals)	$0	0
Non-Executive Officer Employee Group	$1,587,600	420,000

(1) The dollar value represents the price per share on April 1, 2011 was $3.78.

As disclosed in the form 8-K filed with the SEC on April 5, 2011, the Company granted compensatory stock awards totaling 700,000 common shares to certain of its officers, directors and employees on April 1, 2011. On that date, we entered into separate Stock Award Agreements with each of the grantees. Under the terms of the Agreements, these stock awards vested in full on the date of the grant but are subject to forfeiture in full if the grantee ceases to be employed by the Company for any reason within one year from the date of the grant

The stock awards were granted to the following directors and officers; Mr. Pengfei Liu, Chief Executive Officer and Chairman of the Board, was granted 130,000 shares of common stock; Mr. Weipeng Liu, a Director who is also our Facilities and Procurement Manager with responsibility for overseeing the construction, operation and maintenance of our equipment and production facilities, was granted 100,000 shares of common stock; Mr. Hon Wai Ku, Chief Financial Officer of the Company, was granted 50,000 shares of common stock. The balance of the shares issued were given to directors of sales and marketing for Mingxiang® foods and Hi-Power beverages, production and quality control managers at both locations and certain employees.

Except as set forth above, we cannot now determine the number or type of awards to be granted in the future. Future grants of awards under the Plan are subject to the discretion of our Board of Directors.

INTEREST OF CERTAIN PERSONS IN THE PLAN

Our current officers and directors are eligible to receive awards under the Plan.

The Board of Directors recommends a vote “FOR” this proposal.

3. ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION

On July 21, 2010, the President signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act contains a requirement that public companies, such as the Company, permit a non-binding stockholder vote to approve executive compensation.

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company believes that its executive compensation program, which is reviewed annually by the Compensation Committee, establishes a performance-driven, entrepreneurial culture that delivers exceptional value to its stockholders. The Company and the Compensation Committee are guided by the compensation policies and objectives outlined in the Compensation Discussion and Analysis, and believe that the compensation of Named Executive Officers for 2010 reflects the effectiveness of the Company’s executive compensation program in fulfilling its objectives.

In order to comply with the Company’s obligations under the Dodd-Frank Act, the Board has requested a non-binding stockholder vote on the Company’s executive compensation program and policies as reflected in the Compensation Discussion and Analysis, the disclosures regarding compensation for Named Executive Officers provided in the various tables included in this Proxy Statement and the accompanying narrative disclosures. This proposal, commonly known as a “Say on Pay” proposal, gives the Company’s stockholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

This is an advisory vote, and as such is not binding on the Company. However, the Board will take the results of the vote into account when considering future compensation arrangements.

The Board of Directors recommends a vote “FOR” this non-binding advisory proposal.

4. ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In compliance with the Dodd-Frank Act, stockholders are invited to express their views on how frequently the advisory vote on executive compensation included in Proposal 3 should occur. Stockholders can advise the Board on whether such vote should occur every year, every two years or every three years, or they may abstain from voting.

This is an advisory vote, and as such is not binding on the Company. However, the Board will take the results of the vote into account in deciding when to call for the next advisory vote on the Company’s executive compensation. Because this is a non-binding advisory vote, the Board may decide that it is in the best interests of the Company and its stockholders to hold an advisory vote on executive compensation more or less frequently than the option preferred by stockholders.  A non-binding advisory vote similar to this Proposal 4 will be held at least once every six years, in accordance with the Dodd-Frank Act.

The Board of Directors recommends that the non-binding advisory vote on executive compensation be held every three years. A triennial advisory vote provides the appropriate balance necessary to allow for periodic input by stockholders while providing a sufficient period of time to evaluate the effects of the Company’s compensation program and policies. The Board recommends a triennial advisory vote because of the long-term nature of material elements of the Company’s compensation program, policies and objectives, and because of the additional administrative costs incurred by the Company in connection with each proposal on which stockholders are asked to vote.  Stockholders are not being asked to approve or disapprove of the Board's recommendation, but rather to indicate their own choice among the frequency options.

The Board of Directors recommends that the non-binding advisory vote on executive compensation be held every three years.

5. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to the stockholders’ ratification, the Audit Committee has appointed the firm of BDO China Li Xin Da Hua, which served as the Company’s independent registered public accounting firm for 2010, continue to serve as the Company’s independent registered public accounting firm for 2011. If the stockholders do not ratify this appointment by the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting, other independent registered public accounting firms will be considered by the Audit Committee.

No representative of BDO China is expected to be present at the Annual Meeting, have the opportunity to make a statement, or be available to respond to questions.

The Board of Directors recommends a vote “FOR” this proposal.

Independent Registered Public Accountant’s Fees:

The following is a summary of the fees billed to us in 2010 and 2009 by BDO China Li Xin Da Hua (“BDO China”), the Company’s current auditors; Century Faith Consultants Limited, which prepared internal control report to the Company; Gervais McCannon Tyler & Associates, P.C., the Company’s current taxation advisors; ZYCPA Company, the Company’s former auditors (for the period from January 27, 2009 to October 28, 2010), Cordovano and Honeck LLP, the Company’s former auditors (for the period from November 17, 2008 to January 26, 2009):

Services (US$’000)	2010	2009

Audit Fees	$278	$124

Audit Related Fees	2	1

Tax Fees	7	5

All Other Fees	-	-

TOTAL	$287	$130

In the above table, in accordance with the SEC’s definitions and rules Audit fees consist of the aggregate fees billed for services rendered for the audit of our annual financial statements, the reviews of the financial statements included in our Forms 10-Q and for any other services that are normally provided by our independent auditors in connection with our statutory and regulatory filings or engagements.

Audit related fees consist of the aggregate fees billed for professional services rendered for assurance and related services that reasonably related to the performance of the audit or review of our financial statements that were not otherwise included in audit fees.

Tax fees consist of the aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and local tax compliance and consultation in connection with various transactions and acquisitions.

All other fees consist of the aggregate fees billed for products and services provided by our independent auditors and not otherwise included in audit fees, audit related fees or tax fees.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

On October 29, 2010, the Company engaged BDO China as the Company’s new independent accountant. During the two most recent years ended December 31, 2009 and 2008, and any subsequent interim period through October 29, 2010, the Company did not consult with BDO China, the newly engaged accountant, regarding any matter described in Item 304(a) (2) of Regulation SK, including any issue related to the Company’s financial statements, subject of a disagreement, any reportable event or the type of audit opinion that might be rendered for the Company. The change of independent accountant was approved by the Audit Committee of the Board of Directors of the Company.

On October 29, 2010, the Company’s former independent accountant, ZYCPA Company Limited (“ZYCPA”) resigned as independent accountant of the Company.  The former independent accountant’s reports on the Company’s financial statements for the last two fiscal years did not contain any adverse opinions or disclaimer of opinions, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, the accountant’s reports did not include any disclosure of uncertainty regarding the Company’s ability to continue as a going concern.

During the Company’s past two fiscal years ended December 31, 2009 and 2008, and in the subsequent interim period through October 29, 2010 (the date of the resignation of the former accountant), there were no disagreements between the Company and ZYCPA, the former independent accountant, on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of the former accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

STOCKHOLDER PROPOSALS

Any stockholder proposal intended to be presented at the 2012 Annual Meeting must be received at the Company’s principal executive office by December 31, 2011 for consideration for inclusion in the Company’s proxy statement and form of proxy related to that meeting. The proposal must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

APPENDIX A:

2010 STOCK AWARD PLAN

1.           THE PLAN

a) Purpose.    This China Marine Food Group Limited 2010 Stock Award Plan (the "Plan") is intended to benefit the stockholders of China Marine Food Group Limited (the "Company") by providing a means to attract, retain and reward individuals who can and do contribute to the longer-term financial success of the Company.  Further, the recipients of stock-based awards under the Plan should identify their success with that of the company's shareholders and therefore will be encouraged to increase their proprietary interest in the Company.

b) Effective Date.    To serve this purpose, the Plan will become effective upon its approval by the affirmative vote of a majority of the Company’s directors provided the Plan is approved by the affirmative vote of a majority of the Company’s outstanding shares of voting securities within twelve (12) months after such approval by the Board of Directors (the “Board”).

2.           ADMINISTRATION

a) Committee.        The Plan shall be administered by a Committee, appointed by the Board which shall consist of no less than two of its members, all of whom shall not be employees of the Company (the "Committee") or by the Board; provided, however, that from time to time the Board may assume, at its sole discretion, administration of the Plan. Except with regard to awards to employees subject to Section 16 of the Securities Exchange Act of 1934, the Committee may delegate certain responsibilities and powers to any executive officer or officers selected by it. Any such delegation may be revoked by the Committee at any time. In the event that no Committee has been established, then all references herein to the Committee shall refer to the Board.

b) Powers and Authority.     The Committee's powers and authority include, but are not limited to: selecting individuals, who are either employees of the Company and any subsidiary of the Company or other entity in which the Company has a significant equity or other interest as determined by the Committee, non-employee members of the Board or independent consultants or other persons who perform services for or on behalf of the Company, to receive awards (“Awards”); determining the types, terms and conditions of all Awards granted, including performance and other earn out and/or vesting contingencies; permitting transferability of Awards to eligible third parties; interpreting the Plan’s provisions; and administering the Plan in a manner that is consistent with its purpose. The Committee's decision in carrying out the Plan and its interpretation and construction of any provisions of the Plan or any award granted or agreement or other instrument executed under it shall be final and binding upon all persons. No members of the Board shall be liable for any action or determination made in good faith in administering the Plan.

c) Award Prices.    All Awards denominated or made in shares of common stock shares shall use as the per Share price as the fair market value as established by the Board in good faith.  In the case of an Incentive Stock Award, in accordance with Section 422 of the Internal Revenue Code (the “Code”), the fair market value (the “Fair Market Value”) means the average of the high and low sales prices of the Shares on such date on the principal securities exchange on which such Shares are listed, or if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and closing asked price per Share on such date as quoted on the quotation system of the OTCBB or such other market in which such prices are regularly quoted.

3.           SHARES SUBJECT TO THE PLAN AND ADJUSTMENTS

a) Maximum Shares Available for Delivery.    Subject to adjustments under Section 3(c), the maximum number of Shares that may be delivered to participants and their beneficiaries under the Plan shall be 2,800,000.   In addition, any Shares delivered under the Plan or any prior plan of the Company which are forfeited back to the Company because of the failure to meet an award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. Any Shares covered by an award (or portion of an award) granted under the Plan which is forfeited or canceled, expires or is settled in cash, including the settlement of tax withholding obligations using Shares, shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Likewise, if any stock option is exercised by tendering Shares, either actually or by attestation, to the Company as full or partial payment for such exercise under this Plan or any prior plan of the Company, only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Further, Shares issued under the Plan through the settlement, assumption or substitution of outstanding Awards or obligations to grant future Awards as a condition of the Company acquiring another entity shall not reduce the maximum number of Shares available for delivery under the Plan. In addition, shares available for delivery in settlement of Awards under the Plan may be increased by the Board by the number of shares purchased or acquired by the Company using amounts equivalent to the cash proceeds received by the Company from the exercise of stock options, granted under any plan of the Company.

b) Payment Shares.    Subject to the overall limitation on the number of Shares that may be delivered under the Plan, the Committee may, in addition to granting awards under Section 4, use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, including those of any entity acquired by the Company.

c) Adjustments for Corporate Transactions.

(i)           The Committee may determine that a corporate transaction has affected the price per Share such that an adjustment or adjustments to outstanding Awards are required to preserve (or prevent enlargement of) the benefits or potential benefits intended at time of grant. For this purpose a corporate transaction will include, but is not limited to, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, or other similar occurrence. In the event of such a corporate transaction, the Committee shall, in such manner as the Committee deems equitable, adjust (I) the number and kind of shares which may be delivered under the Plan pursuant to Section 3(a) and 3(b); (II) the number and kind of shares subject to outstanding Awards; and (III) the exercise price of outstanding stock options and stock appreciation rights

(ii)          In the event that the Company is not the surviving company of a merger, consolidation or amalgamation with another company, or in the event of a liquidation or reorganization of the Company, and in the absence of the surviving corporation's assumption of outstanding Awards made under the Plan, the Committee may provide for appropriate adjustments and/or settlements of such grants either at the time of grant or at a subsequent date. The Committee may also provide for adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan's purpose in the event of any other change-in-control of the Company.

4.           ELIGIBILITY

a)     Eligible Persons.    All employees of the Company and its subsidiaries (“Employees”), including Employees who are officers or members of the Board, and members of the Board who are not Employees (“Non-Employee Directors”) shall be eligible to participate in the Plan.  Consultants and advisors who perform services for the Company or any of its subsidiaries (“Key Advisors”) shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company or its subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

b)     Selection of Eligible Individuals.    The Committee shall select the Employees, Non-Employee Directors and Key Advisors (collectively referred to as “Eligible Individuals”) to receive grants and shall determine the number of shares of Company Stock subject to a particular grant in such manner as the Committee determines.  Incentive Stock Awards (as defined in Section 5(b) (i)) may not be granted to Non-Employee Directors.

5.           TYPES OF AWARDS

a) General.    An award may be granted singularly, in combination with another award(s) or in tandem whereby exercise or vesting of one award held by a participant cancels another award held by the participant. Subject to the limitations of Section 2(c), an award may be granted as an alternative to or replacement of an existing award under the Plan or under any other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company. The types of Awards that may be granted under the Plan include:

(i) Stock Option.    A stock option represents a right to purchase a specified number of Shares during a specified period at a price per Share.  A stock option may be in the form of an incentive stock option or in another form that may or may not qualify for favorable federal income tax treatment. The Shares covered by a stock option may be purchased by means of a cash payment or such other means as the Committee may from time-to-time permit, including (i) tendering (either actually or by attestation) Shares valued using the market price at the time of exercise, (ii) authorizing a third party to sell Shares (or a sufficient portion thereof) acquired upon exercise of a stock option and to remit to the Company a sufficient portion of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise; (iii) by converting Shares subject to options granted hereunder having a value equal to the exercise price of the options being exercised on such terms and conditions as the Committee determines; or (iv) any combination of the above.

(ii) Stock Appreciation Right.    A stock appreciation right is a right to receive a payment in cash, Shares or a combination, equal to the excess of the aggregate market price at time of exercise of a specified number of Shares over the aggregate exercise price of the stock appreciation right being exercised. The longest term a stock appreciation right may be outstanding shall be ten years.

(iii) Stock Award.    A stock award is a grant of Shares or of a right to receive Shares (or their cash equivalent or a combination of both) in the future.  Except in cases of certain terminations of employment or an extraordinary event, each stock award shall be earned and vest and be transferable under such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance goals, as set forth in Section 7(a).

(iv) Cash Award.    A cash award is a right denominated in cash or cash units to receive a cash payment, based on the attainment of pre-established performance goals and, subject to a vesting period and such other conditions, restrictions, and contingencies as the Committee shall determine.

b) Purchase Price.    The purchase price or the manner in which the purchase price is to be determined for Shares under each Award shall be determined by the Committee and set forth in the Agreement;  provided, however, that

(i)          the purchase price per Share under each Incentive Stock Award (defined herein as an Award satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Award) shall not be less than 100% of the Fair Market Value of a Share on the date the Incentive Stock Award is granted (110% in the case of an Incentive Stock Award granted to a Ten-Percent Stockholder), provided that the exercise price of any stock option or stock appreciation right  may not be less than 120% of such Fair Market Value; and

(ii)         the purchase price per Share under each Nonqualified Stock Award may not be less than the Fair Market Value of a Share on the date the Nonqualified Stock Award is granted, provided that the exercise price of any stock option or stock appreciation right may not be less than 120% of such Fair Market Value.

c) Maximum Duration.    Awards granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Award granted hereunder shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Award granted to a Ten-Percent Stockholder), and a Nonqualified Stock Award shall not be exercisable after the expiration of ten (10) years from the date it is granted.  The Committee may, subsequent to the granting of any Award, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

6.           AWARD SETTLEMENTS AND PAYMENTS

a) Dividends and Dividend Equivalents.    An award may contain the right to receive dividends or dividend equivalent payments that may be paid either currently or credited to a participant's account. Any such crediting of dividends or dividend equivalents or reinvestment in Shares may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Share equivalents.

b) Payments.        Awards may be settled through cash payments, the delivery of Shares, the delivery of Awards in accordance with cashless exercise provisions, the granting of Awards or combination thereof as the Committee shall determine. Any award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Share equivalents.

7.           PERFORMANCE SHARES

The Committee is authorized to grant Performance Shares to Eligible Individuals on the following terms and conditions:

a) Performance Period.        The Committee shall determine a performance period (the “Performance Period”) of one or more years and shall determine the performance objectives for grants of Shares (“Performance Shares”).  Performance objectives may vary from Eligible Individual to Eligible Individual and shall be based upon such performance criteria as the Committee may deem appropriate.  Performance periods may overlap and Eligible Individuals may participate simultaneously with respect to Performance Shares for which different Performance Periods are prescribed.

b) Award Value.      At the beginning of a Performance Period, the Committee shall determine for each Eligible Individual or group of Eligible Individuals with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Individual as an Award if the relevant measure of Company performance for the Performance Period is met.

c) Significant Events.    If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objectives; provided, however, that, if an Award Agreement so provides, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162m(4)(C) of the Code and the regulations thereunder.

d) Forfeiture.    Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment during the applicable Performance Period, Performance Shares for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares.

e) Payment.    Each Performance Share may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or otherwise, commencing as soon as practicable after the end of the relevant Performance Period.

f) Performance Goals.    The performance goals that may be used by the Committee for such Awards may consist of: operating profits (including EBITDA), net profits, earnings per Share, profit returns and margins, revenues, shareholder return and/or value, stock price, working capital or such other goals as may be determined by the Committee. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria.

8.           TERMS AND CONDITIONS APPLICABLE TO ALL AWARDS

a) Duration.    Each Award shall terminate on the date which is the tenth anniversary of the grant date, unless terminated earlier as follows:

(i)          If the employment or services of an Eligible Individual terminates for any reason other than disability (as defined by the Committee), death or cause, the Eligible Individual may, for a period of three (3) months after such termination, exercise his or her Award to the extent, and only to the extent, such Award or portion thereof was vested and exercisable as of the date of the Eligible Individual’s employment or service terminated, after which time the Award shall automatically terminate in full.
(ii)         If an Eligible Individual’s employment or service terminates by reason of the Eligible Individual’s disability (as determined by the Compensation Committee), the Eligible Individual may exercise his or her Award for up to twelve (12) months after the date of termination to the extent, and only to the extent, such Award or portion thereof was vested and exercisable as of the date the Eligible Individual’s employment or service terminated, after which time the Award shall automatically terminate in full.

(iii)        If an Eligible Individual’s employment or service terminates for cause, the Award granted to the Eligible Individual hereunder shall immediately terminate in full and no rights thereunder may be exercised.

(iv)        If an Eligible Individual dies while employed or in the service of the Company or an Affiliate or within the three (3) month or twelve (12) month period described in clause (i) or (ii), respectively, of this Section 8 the Award granted to the Eligible Individual may be exercised at any time within twelve (12) months after the Eligible Individual’s death by the person or persons to whom such rights under the Award shall pass by will, or by the laws of descent and distribution, after which time the Award shall terminate in full; provided, however, that an Award may be exercised to the extent, and only to the extent, such Award or portion thereof was exercisable on the date of death or earlier termination of the Eligible Individual’s services as a Director, employee, consultant or otherwise.

(v)         Upon retirement of an Eligible Individual, Stock Award privileges shall apply to those Shares immediately exercisable at the date of retirement.  The Committee, however, in its discretion, may provide that any Stock Awards outstanding but not yet exercisable may be exercised in accordance with a schedule to be determined by the Committee.  Stock Award privileges shall expire unless exercised within such period of time as may be established by the Committee, but in no event later than the expiration date of the Stock Award.

Notwithstanding clauses (ii) through (v) above, the agreement evidencing the grant of an Incentive Stock Award or clauses (i) through (v) with respect to Nonqualified Stock Awards (“Award Agreement”) may, in the Committee’s sole and absolute discretion, set forth additional or different terms and conditions applicable to Awards upon a termination or change in status of the employment or service of an Eligible Individual.  Such terms and conditions may be determined at the time the employee Award is granted or thereafter.

b) Non-transferability.        No Award (except for vested Shares) granted hereunder shall be transferable by the Eligible Individual to whom granted except by will or the laws of descent and distribution, and an Award may be exercised during the lifetime of such Eligible Individual only by the Eligible Individual or his or her guardian or legal representative.  The terms of such Award shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Eligible Individual.

c) Method of Exercise.        The exercise of an Award shall be made only by a written notice delivered in person or by mail to the Secretary or Chief Financial Officer of the Company at the Company’s principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefore and otherwise in accordance with the Award Agreement pursuant to which the Award was granted.  The purchase price for any Shares purchased pursuant to the exercise of an Award shall be paid in accordance with Section 8(e).  The Eligible Individual shall deliver the Award Agreement evidencing the Award to the Secretary or Chief Financial Officer of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Eligible Individual.  No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Award and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

d) Rights of Eligible Individuals.        No Eligible Individual shall be deemed for any purpose to be the owner of any Shares subject to any Award unless and until (i) the Award shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Eligible Individual and (iii) the Eligible Individual’s name shall have been entered as a stockholder of record on the books of the Company.  Thereupon, the Eligible Individual shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable agreement evidencing such Award.

e) Effect of Change in Control.        In the event of a Change in Control, as defined in Section 8(e), then the amount of shares that will vest in an Eligible Person or Eligible Individual shall be determined by the Committee.  In the event an Eligible Person’s or Eligible Individual’s employment or service with the Company is terminated by the Company following a Change in Control, each Award held by the Eligible Person or Eligible Individual that was exercisable as of the date of termination of Eligible Person’s or Eligible Individual’s employment or service shall remain exercisable for a period ending not before the earlier of the first anniversary of the termination of the Eligible Person’s or Eligible Individual’s employment or service or the expiration of the stated term of the Award.

For the purposes of the Agreement, “Change of Control” shall mean the occurrence of any of the following: (i) any “person” as defined in Sections 13(d) and 14(d) of the Exchange Act other than the persons or the group of persons in control of the Company on the date hereof is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Corporation’s then outstanding securities; (ii) within any period of two consecutive years) not including any period prior to the effective date of this Plan) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board any new director(s) whose election was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; (iii) the shareholders of the Company approve a merger of, or consolidation involving, the Company in which (A) the Company’s Common Stock, with no par value per share (such stock, or any other securities of the Company into which such stock shall have been converted through a reincorporation, recapitalization or similar transaction hereinafter called “Common Stock of the Company”), is converted into shares or securities of another corporation or into cash or other property, or (B) the Common Stock of the Company is not converted as described in Clause (A), but in which more than fifty percent (50%) of the Common Stock of the surviving corporation in the merger is owned by shareholders other than those who owned such amount prior to the merger; in each case, other than a transaction solely for the purpose of reincorporating the Company in another jurisdiction or recapitalizing the Common Stock of the Company; or (iv) the shareholders of the Company approve a plan or complete liquidation of the Company, or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, either of which is followed by a distribution of all or substantially all of the proceeds to the shareholders.

f) Limits on Incentive Stock Options.    Except as may otherwise be permitted by the Code, the Committee shall not grant to an Eligible Individual incentive stock options, that, in the aggregate, are first exercisable during any one calendar year to the extent that the aggregate fair market value of the Common Stock, at the time the incentive stock options are granted, exceeds $100,000.  To the extent such options exceed the $100,000 limit, they will be treated as non-qualified options.  The maximum number of shares to be issued shall be equal to the aggregate dollar value of the options that are issued divided by the exercise price.

g) Form of Payment Under Awards.    Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis.  The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments.

9.           PLAN AMENDMENT AND TERMINATION

a) Amendments.    The Board may amend this Plan as it deems necessary and appropriate to better achieve the Plan's purpose provided, however, that: (i) the Share and other Award limitations set forth in Sections 3(a) and 3(b) cannot be increased and (ii) the minimum stock option and stock appreciation right exercise prices set forth in Sections 2(c) and 5(b) and (c) cannot be changed unless such a plan amendment is properly approved by the Company's stockholders.

b) Plan Suspension and Termination.    The Board may suspend or terminate this Plan at any time. Any such suspension or termination shall not of itself impair any outstanding award granted under the Plan or the applicable participant's rights regarding such award.

10.           MISCELLANEOUS

a) No Individual Rights.        No person shall have any claim or right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or to perform services for the Company, any subsidiary or related entity. The right to terminate the employment of or performance of services by any Plan participant at any time and for any reason is specifically reserved tithe employing entity.

b) No Trust.        The Plan shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or beneficiary of a participant. To the extent any person holds any obligation of the Company by virtue of an award granted under the Plan, such obligation shall merely constitute a general unsecured liability of the Company and accordingly shall not confer upon such person any right, title or interest in any assets of the Company.

c) Other Benefit and Compensation Programs.    Unless otherwise specifically determined by the Committee, settlements of Awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program as may be established by the Company. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate.

d) No Fractional Shares.        No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled.

e) Governing Law.    The validity, construction and effect of the Plan and any Award, agreement or other instrument issued under it shall be determined in accordance with the laws of the state of Nevada without reference to principles of conflict of law.

China Marine Food Group Limited

Proxy

The undersigned appoints Pengfei Liu (and Marco Ku, if Pengfei Liu is unable to serve), as the undersigned's lawful attorney and proxy, with full power of substitution and appointment, to act for and in the stead of the undersigned to attend and vote all of the undersigned's shares of the Common Stock of China Marine Food Group Limited, a Nevada corporation, at the Annual Meeting of Shareholders to be held at the conference room of Da Bao Industrial Zone, Shi Shi, Fujian, China, at 3:00 P.M., China Standard Time, on November 18, 2011, and any and all adjournments thereof, for the following purposes:

Proposal 1 Election to the Board of Directors

☐    FOR  Directors nominees listed below OR VOTED AS FOLLOWS:

PENGFEI LIU	☐	FOR	☐	WITHOLD	☐	AGAINST
WEIPENG LIU	☐	FOR	☐	WITHOLD	☐	AGAINST
XIAOCHUAN LI	☐	FOR	☐	WITHOLD	☐	AGAINST
CHANGHU XUE	☐	FOR	☐	WITHOLD	☐	AGAINST
HONKAU WAN	☐	FOR	☐	WITHOLD	☐	AGAINST

If at the time of the meeting, any of the nominees should be unable to serve, the discretionary authority provided in the proxy will be exercised to vote for the remaining nominees, or for a substitute nominee or nominees, if any, as shall be designated by the board of directors.

Proposal 2 Ratification of the Company’s 2010 Stock Award Plan

☐	FOR	☐	WITHOLD	☐	AGAINST

Proposal 3 Advisory Vote on the Company’s Executive Compensation

☐	FOR	☐	WITHOLD	☐	AGAINST

Proposal 4 Advisory Vote on the Frequency of Future Voting on the Company’s Executive Compensation

☐	1 YEARS	☐	2 YEARS	☐	3 YEARS	☐	WITHOLD

Proposal 5 Ratification of Appointment of Independent Registered Public Accounting Firm

☐	FOR	☐	WITHOLD	☐	AGAINST

Shares represented by this proxy will be voted at the meeting in accordance with the shareholder's specification above. This proxy confers discretionary authority in respect to matters for which the shareholder has not indicated a preference or in respect to matters not known or determined at the time of the mailing of the notice of the annual meeting of shareholders to the undersigned.

In the Shareholder's discretion the Proxy is authorized to vote on such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

The undersigned revokes any proxies heretofore given by the undersigned and acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and the Annual Report to Shareholders furnished herewith.

Dated: _______________, 2011		/
	Signature	/	Print Name

Number of Shares Voted:  ___________________________

Signature(s) should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

This proxy is solicited on behalf of the Board of Directors of China Marine Food Group Limited. Please sign and return this proxy to the Transfer Agent:

Julie Felix
Interwest Transfer Company, Inc.
1981 Murray Holladay Road, Suite 100
Salt Lake City, UT 84117
Fax no.: (801) 277-3147
Email:    Julie@interwesttc.com

The giving of a proxy will not affect your right to vote in person if you attend the meeting.

A Shareholder submitting a proxy has the right to appoint a person to represent him or her at the meeting other than the person or persons designated in this form of proxy furnished by the Company. To exercise this right the Shareholder should strike out the names shown above and insert the name of the desired representative or submit another appropriate proxy.